Exhibit 5.2

February 15, 2023

Siyata Mobile Inc.

1751 Richardson Street, Suite #2207

Montreal, Quebec Canada H3K-1G6

Re: Siyata Mobile Inc. - Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as United States counsel to Siyata Mobile Inc., a company incorporated under the laws of the Province of British Columbia, Canada (the “Company”), in connection with the filing of a registration statement on Form F-1, as amended (the “Registration Statement”) (File No. 333-[*]), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the resale, from time to time, by the selling shareholders named therein, or their pledgees, donees, transferees, or other successors in interest (the “Selling Shareholders”), of up to 19,781,987 of our common shares, no par value per share (the “Common Shares”), issuable upon the exercise of the common share purchase warrants (the “New Warrants”) issued to certain of the Selling Shareholders in a private placement (“Private Placement”) pursuant to the Warrant Exercise Agreements dated January 18, 2023 by and between the Selling Shareholders and the Company (“Warrant Exercise Agreement(s)”) and warrants issued to Lind Global Partners II LP (the “Lind Waiver Warrants”) under a securities purchase agreement dated October 27, 2021 (“Securities Purchase Agreement”).

In rendering the opinions set forth below, we have assumed that: (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the authentic originals of such documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; and (v) the certificates representing the Common Shares will be duly executed and delivered.

We have also assumed that: (i) the Company has been duly incorporated, and is validly existing and in good standing; (ii) the Company has requisite legal status and legal capacity under the laws of the jurisdiction of its incorporation; (iii) the Company has complied and will comply with all aspects of the laws of the jurisdiction of its incorporation, in connection with the transactions contemplated by, and the performance of its obligations under the Warrant Exercise Agreement, the Securities Purchase Agreement, the New Warrants and the Lind Waiver Warrants; (iv) the Company has the corporate power and authority to execute, deliver and perform all its respective obligations under the Warrant Exercise Agreement, Securities Purchase Agreement, the New Warrants and the Lind Waiver Warrants; (v) the Common Shares have been duly authorized by all requisite corporate action on the part of the Company; (vi) all questions concerning the construction, validity, enforcement and interpretation of the Warrant Exercise Agreement, the Securities Purchase Agreement, the New Warrants and the Lind Waiver Warrants shall be governed by the internal laws of the State of New York, without regard to the principles of conflicts of law thereof; (vii) service of process will be effected in the manner and pursuant to the methods set forth in the said Warrant Exercise Agreement and the Securities Purchase Agreement, respectively; (viii) that the said agreements noted above are enforceable under the laws of the Company’s jurisdiction of incorporation; and (ix) at the time of exercise of the New Warrants and the Lind Waiver Warrants, a sufficient number of Common Shares have been reserved by the Company’s board of directors or a duly authorized committee thereof and will be authorized and available for issuance and that the consideration for the issuance and sale of the Common Shares in connection with the exercise of the New Warrants and the Lind Waiver Warrants is in an amount that is valid under the laws of the Company’s jurisdiction of incorporation.

In connection with this matter, we have examined the Registration Statement, including the exhibits thereto, the Warrant Exercise Agreement, the Securities Purchase Agreement, the New Warrants, the Lind Waiver Warrants, the Company’s articles of association, resolutions of the Board of Directors, certificates of authorized officers of the Company, certificates of government officials and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the issuance and delivery of any of the Common Shares there will not have occurred any change in the law or the facts affecting the validity of the Common Shares, any change in actions of the Board of Directors or the Company’s shareholders, or any amendments to the articles of association, and (ii) at the time of the offer, issuance and sale of any Common Shares no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, and that the Registration Statement will not have been modified or rescinded. We also have assumed that the issuance and delivery of the Common Shares subsequent to the date hereof and the compliance by the Company with the terms of such New Warrants or Lind Waiver Warrants will not result in a violation of the articles of association or any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body then having jurisdiction over the Company.

We are members of the Bar of the State of New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of New York. Accordingly, the opinions expressed herein are expressly limited to the federal laws of the United States of America and the laws of the States of New York. In particular, we do not purport to pass on any matter governed by the laws of Canada or of the Province of British Columbia. Because the New Warrants and the Lind Waiver Warrants contain provisions stating that they are to be governed by the laws of the State of New York, we are rendering this opinion as to New York law.

Based upon and subject to and limited by the foregoing, we are of the opinion that when the New Warrants and the Lind Waiver Warrants are properly exercised and paid for and the Common Shares are issued, sold and delivered in the manner and for the consideration stated in the Warrant Exercise Agreement, the Securities Purchase Agreement, the Registration Statement, the New Warrants and the Lind Waiver Warrants, and in accordance with the resolutions adopted by the Company’s Board of Directors, such Common Shares will be validly issued pursuant to the terms of the New Warrants and the Lind Waiver Warrants.

Our opinion set forth above with respect to the validity or binding effect of any security or obligation may be limited by: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors; (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing; (iii) the possible unenforceability under certain circumstances of provisions providing for indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations; and (iv) the effect of course of dealing, course of performance, oral agreements or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing by the Company of the Registration Statement on Form F-1 and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the use of our name as it appears under the caption “Legal Matters” in the prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Carmel, Milazzo & Feil LLP

Carmel, Milazzo & Feil LLP